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                                                                  EXHIBIT 5.1

                            [ALSTON & BIRD LLP LOGO]
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com


                                 March 17, 2000


MD2patient, Inc.
501 Corporate Centre Drive
Suite 200
Franklin, Tennessee 37067


     Re:   Form S-1 Registration Statement (SEC File No. 333-91619)
           MD2patient, Inc.


Gentlemen:

     We have acted as counsel for MD2patient, Inc., a Georgia corporation (the "Corporation"), in connection with the above referenced Registration Statement on Form S-1 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, and covering (i) 34,000,000 shares of the Corporation's Series B Convertible Preferred Stock, $.01 par value per share ("Series B Shares"), (ii) 2,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Shares"), (iii) warrants (the "Warrants") to purchase 4,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share (the "Warrant Shares"), (iv) 38,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share, issuable upon conversion of the Series B Shares and the Warrant Shares (the "Series A Conversion Shares"), and
(v) 40,000,000 shares of the Corporation's Common Stock, $.01 par value per share, issuable upon conversion of the Series A Shares, the Series B Shares and Warrant Shares in certain circumstances (the "Common Conversion Shares"). This Opinion Letter is rendered pursuant to Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K. Capitalized terms used in this Opinion Letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

     In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. The opinions set forth herein are limited to the laws of the State of Georgia.

     Based upon the foregoing, it is our opinion that (a) the Warrants have been duly authorized by all necessary corporate action and, upon execution and delivery by the Corporation, the Warrants will be validly issued and will constitute legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms, (b) upon issuance and delivery of the Series A Shares and Series B Shares against payment therefor as provided in the Registration Statement, the Series A Shares and Series B Shares will be validly issued, fully paid and nonassessable, (c) upon issuance and delivery of the Warrant Shares upon exercise of the Warrants and against payment for the Warrant Shares as provided in the Registration Statement, the Warrant Shares will be legally and validly issued, fully paid and nonassessable, and (d) upon issuance and delivery of the Series A Conversion Shares and the Common Conversion Shares upon conversion of the Series A Shares, the Series B Shares or the Warrant Shares, as the case may be, the Series A Conversion Shares and Common Conversion Shares will be legally and validly issued, fully paid and nonassessable.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.


                                        Sincerely,

                                        ALSTON & BIRD LLP



                                        By: /s/ R. Gregory Brophy
                                           ------------------------
                                           R. Gregory Brophy, Esq.